Exhibit 99.1

Neuronetics Reports Updated Fourth Quarter and Full Year 2024 Financial and Operating Results

MALVERN, PA., March 27, 2025 – Neuronetics, Inc. (NASDAQ: STIM) (the “Company” or “Neuronetics”) is issuing this press release to update the reporting of its financial results for the fourth quarter and full year ending December 31, 2024. Following the Company’s press release on March 4, 2024 initially issuing the Company’s fourth quarter and full year 2024 financial results (the “Initial Release”) and in connection with finalizing the audited financial statements for the fiscal year ending December 31, 2024, certain non-cash revisions were made to the financial statements related to the Company’s acquisition of Greenbrook TMS Inc. (“Greenbrook”) and the shares outstanding in the fourth quarter of 2024. These accounting updates resulted in, among other things:

Fourth Quarter 2024 Results for the Three Months Ended December 31, 2024

●	a $0.6 million reduction in the 2024 bonus accrual that the Company assumed in connection with its acquisition of Greenbrook, resulting in an increase in the Company’s operating expenses from $25.8 million, as reported in the Initial Release, to $26.4 million under applicable purchasing accounting principles;
●	an increase in the net loss and net loss per share from $(12.2) million and $(0.33), respectively, as reported in the Initial Release, to $(12.7) million and $(0.34), respectively; and
●	a decrease in the adjusted EBITDA from $0.1 million, as reported in the Initial Release, to $(0.4) million.

Full Year 2024 Results

●	a $0.6 million reduction in the 2024 bonus accrual that the Company assumed in connection with its acquisition of Greenbrook resulting in an increase in the Company’s Operating Expenses from $88.2 million, as reported in the Initial Release, to $88.7 million under applicable purchasing accounting principles;
●	an increase in the net loss and net loss per share from $(43.2) million and $(1.37), respectively, as reported in the Initial Release, to $(43.7) million and $(1.38), respectively; and
●	a decrease in the adjusted EBITDA from $(21.3) million, as reported in the Initial Release, to $(21.8) million.

The updated consolidated financial statements for the year and three months ending December 31, 2024 are attached to this press release and fully reflect the accounting updates. The Company also filed its Annual Report on Form 10-K today and the consolidated financial statements in the Annual Report fully reflect the accounting updates.

About Neuronetics

Neuronetics, Inc. believes that mental health is as important as physical health. As a global leader in neuroscience, Neuronetics is delivering more treatment options to patients and physicians by offering exceptional in-office treatments that produce extraordinary results. NeuroStar Advanced Therapy (“NeuroStar Therapy”) is a non-drug, noninvasive treatment that can improve the quality of life for people suffering from neurohealth conditions when traditional medication has not helped. In addition to selling the NeuroStar Advanced Therapy System (the “NeuroStar System”) and associated treatment sessions to customers, Neuronetics operates Greenbrook treatment centers across the United States, offering NeuroStar Therapy for the treatment of major depressive disorder (“MDD”) and other mental health disorders.

NeuroStar Therapy is indicated for the treatment of depressive episodes and for decreasing anxiety symptoms for those who may exhibit comorbid anxiety symptoms in adult patients suffering from MDD and who failed to achieve satisfactory improvement from previous antidepressant medication treatment in the current episode. It is also cleared by the U.S. Food and Drug Administration, as an adjunct for adults with obsessive-compulsive disorder and for adolescent patients aged 15 to 21 with MDD. Neuronetics is committed to transforming lives by offering an exceptional treatment that produces extraordinary results.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements in this press release, including the documents incorporated by reference herein, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Statements in this press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “potential,” “believe,” “expect,” “plan,” “anticipate,” “predict,” “may,” “will,” “could,” “would” and “should” as well as the negative of these terms and similar expressions. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to: the effect of the transaction with Greenbrook, on the Company’s business relationships, operating results and business generally; the Company’s ability to execute its business strategy; the Company’s ability to achieve or sustain profitable operations due to its history of losses; the Company’s ability to successfully complete the announced restructuring plans; the Company’s reliance on the sale and use of the NeuroStar System to generate revenues; the scale and efficacy of the Company’s salesforce; the Company’s ability to retain talent; availability of coverage and reimbursement from third-party payors for treatments using the Company’s products; physician and patient demand for treatments using the Company’s products; developments in competing technologies and therapies for the indications that the Company’s products treat; product defects; the Company’s revenue concentration among a small number of customers; the Company’s ability to obtain and maintain intellectual property protection for its technology; developments in clinical trials or regulatory review of the NeuroStar System for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; the terms of the Company’s credit facility; the Company’s ability to successfully roll out the Company’s Better Me Provider program on the planned timeline; the Company’s self-sustainability and existing cash balances; and the Company’s ability to achieve cash flow positive in the third quarter of 2025. For a discussion of these and other related risks, please refer to the Company’s recent filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov, including, without limitation, the factors described under the heading “Risk Factors” in Neuronetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as it may be updated or supplemented by subsequent reports that Neuronetics has filed or files with the SEC. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or changes in the Company’s expectations.

Investor Contact:

Mike Vallie or Mark Klausner

ICR Healthcare

443-213-0499

ir@neuronetics.com

Media Contact:

EvolveMKD

646-517-4220

NeuroStar@evolvemkd.com

NEURONETICS, INC.

Consolidated Statements of Operations

(Unaudited; In thousands, except per share data)

	Three Months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues	$22,493	$20,314	$74,890	$71,348
Cost of revenues	7,600	4,543	20,729	19,643
Gross profit	14,893	15,771	54,161	51,705
Operating expenses:
Sales and marketing	9,811	11,716	45,631	47,318
General and administrative	10,782	6,276	30,322	25,426
Research and development	5,772	2,206	12,771	9,515
Total operating expenses	26,365	20,198	88,724	82,259
Loss from operations	(11,472)	(4,427)	(34,563)	(30,554)
Other (income) expense:
Interest expense	1,757	1,843	7,286	5,424
Loss on extinguishment of debt	—	—	4,427	—
Other income, net	(548)	(893)	(2,549)	(5,789)
Net loss	$(12,681)	$(5,377)	$(43,727)	$(30,189)
Non-controlling interest	19	—	19	—
Net loss attributable to Neuronetics stockholders’	(12,662)	(5,377)	(43,708)	(30,189)
Net loss per share of common stock outstanding, basic and diluted attributable to Neuronetics stockholders’	$(0.34)	$(0.19)	$(1.38)	$(1.05)
Weighted average common shares outstanding, basic and diluted	36,855	29,048	31,734	28,658

NEURONETICS, INC.

Consolidated Balance Sheets

(Unaudited; In thousands, except per share data)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$18,459	$59,677
Restricted cash	1,000	—
Accounts receivable, net of allowance of credit losses of $1,930 and $795 as of December 31, 2024 and 2023 respectively	23,355	15,782
Inventory	4,248	8,093
Current portion of net investments in sales-type leases	206	905
Current portion of prepaid commission expense	3,078	2,514
Current portion of note receivables	930	2,056
Prepaid expenses and other current assets	6,846	4,766
Total current assets	58,122	93,793
Property and equipment, net	6,242	2,009
Goodwill	18,634	—
Identified Intangibles, net	19,606	—
Operating lease right-of-use assets	27,093	2,773
Net investments in sales-type leases	86	661
Prepaid commission expense	8,902	8,370
Long-term notes receivable	295	3,795
Other assets	1,923	4,430
Total assets	$140,903	$115,831
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,077	$4,752
Accrued expenses	12,818	12,595
Deferred revenue	974	1,620
Deferred and contingent consideration	1,000	—
Other payables	605	—
Current portion of operating lease liabilities	4,791	845
Total current liabilities	31,265	19,812
Long-term debt, net	55,151	59,283
Deferred revenue	2	200
Operating lease liabilities	22,686	2,346
Total liabilities	109,104	81,641
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value: 10,000 shares authorized; no shares issued or outstanding on December 31, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value: 250,000 shares authorized; 55,679 and 29,092 shares issued and outstanding on December 31, 2024 and December 31, 2023, respectively	557	291
Additional paid-in capital	446,938	409,980
Accumulated deficit	(419,789)	(376,081)
Total Stockholders’ equity	27,706	34,190
Non-controlling interest	4,093	—
Total equity	31,799	34,190
Total liabilities and Stockholders’ equity	$140,903	$115,831

NEURONETICS, INC.

Consolidated Statements of Cash Flows

(Unaudited; In thousands)

	Year ended December 31,
	2024	2023
Cash flows from Operating activities:
Net loss	$(43,727)	$(30,189)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,073	2,006
Capitalized Software impairment	3,956	—
Allowance for credit losses	2,055	390
Inventory impairment	626	1,905
Share-based compensation	5,602	7,319
Non-cash interest expense	771	634
Loss on extinguishment of debt	4,427	—
Loss on disposal of property and equipment	28	—
Changes in certain assets and liabilities:
Accounts receivable, net	(3,727)	(8,831)
Inventory	3,150	(1,098)
Net investment in sales-type leases	997	1,193
Prepaid commission expense	(1,096)	(1,319)
Prepaid expenses and other assets	(1,155)	(2,845)
Accounts payable	(1,985)	2,029
Accrued expenses	(2,083)	(2,243)
Other Liabilities	(66)	—
Deferred revenue	(843)	(989)
Net Cash used in Operating activities	(30,997)	(32,038)

Cash flows from Investing activities:
Purchases of property and equipment and capitalized software	(1,466)	(2,369)
Fees paid on acquisition, net of cash acquired	(2,553)	—
Repayment of notes receivable	1,606	1,047
Net Cash (used in) provided by Investing activities	(2,413)	(1,322)

Cash flows from Financing activities:
Payments of debt issuance costs	(2,624)	(1,104)
Proceeds from issuance of long-term debt	57,479	25,000
Proceeds from issuance of warrants	2,521	—
Repayment of long-term debt	(60,000)	(1,200)
Payment for debt extinguishment cost	(4,185)	—
Proceeds from exercises of stock options	1	1
Net Cash (used in) provided by Financing activities	(6,808)	22,697
Net decrease in Cash, Cash equivalents and Restricted cash	(40,218)	(10,663)
Cash and Cash equivalents, Beginning of Period	59,677	70,340
Cash, Cash equivalents and restricted cash, End of Period	$19,459	$59,677

Non-GAAP Financial Measures (Unaudited)

EBITDA and adjusted EBITDA are not measures of financial performance under generally accepted accounting principles in the U.S.(“GAAP”), and should not be construed as a substitute for, or superior to, GAAP net loss. However, management uses both the GAAP and non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. Further, management believes that the addition of the non-GAAP financial measures provides meaningful supplementary information to, and facilitates analysis by, investors in evaluating the Company’s financial performance, results of operations and trends. The Company’s calculation of EBITDA and adjusted EBITDA may not be comparable to similarly designated measures reported by other companies, because companies and investors may differ as to what type of events warrant adjustment.

The following table reconciles reported net loss to EBITDA and adjusted EBITDA:

	Three Months ended		Year ended
	December 31,		December 31,
	2024	2023	2024	2023

	(in thousands)		(in thousands)
Net loss	$(12,681)	$(5,377)	$(43,727)	$(30,189)
Interest expense, net	1,209	1,843	4,737	5,424
Income taxes	—	—	—	—
Depreciation and amortization	442	503	2,152	2,006
EBITDA	$(11,030)	$(3,031)	$(36,838)	$(22,759)

Acquisition related expense (Note 1)	6,584	—	6,584	—
Software impairment (Note 2)	4,031	—	4,034	—
Loss on extinguishment of debt (Note 3)	—	—	4,427	—
Inventory impairment on circuit boards (Note 4)	—	—	—	1,747
Adjusted EBITDA	$(415)	$(3,031)	$(21,793)	$(21,012)

1.	In connection with the acquisition of Greenbrook, the Company incurred acquisition related expenses totaling approximately $6.6 million which were non-recurring and infrequent in nature. These expenses are removed from EBITDA in order to provide a more accurate depiction of the Company’s core operational performance for the period presented.
2.	During the quarter ended December 31, 2024, following a change in strategy, the Company halted development on a certain product release resulting in a software impairment charge of approximately $4.0 million. This expense, which is infrequent and non-recurring in nature, is removed from EBITDA in order to provide a more accurate depiction of the Company’s core operational performance for the period presented.
3.	In connection with its $60 million debt refinance in the third quarter of 2024 from SLR Investment Corp. to Perceptive Credit Holdings IV, LP, the Company recorded a loss on extinguishment of approximately $4.4 million. This infrequent and non-recurring expense is removed from EBITDA in order to provide a more accurate reflection of the Company’s core operational performance for the period presented.
4.	Due in part to a change in strategy, in 2023, the Company recorded an inventory impairment charge related to circuit boards totaling $1.7 million. This infrequent and non-recurring expense is removed from EBITDA in order to provide a more accurate reflection of the Company’s core operational performance for the period presented.